Exhibit 16.1

Exhibit 16.1

January 9, 2020

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: B2Digital, Incorporated

We have read the statements that B2Digital Incorporated., included under Item 4.01 of the Form 8-K report dated January 9, 2020, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Accell Audit & Compliance, P.A.

Accell Audit & Compliance, P.A.